Exhibit 99.1

FiveW Capital LLC

By: /s/ David Randall Winn
Name:  David Randall Winn
Title: Managing Member	Date: 06/04/2020

FiveW DiscoverOrg LLC

By: FiveW Capital LLC, its managing member
By: /s/ David Randall Winn
Name:  David Randall Winn
Title: Managing Member	Date: 06/04/2020

Ex. A-1